CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Stockholders
Turbodyne Technologies, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 of TURBODYNE TECHNOLOGIES, INC. (File Nos. 333-107995, 333-120986 and 333-122510) of our report dated January 16, 2006, included in this Annual Report on Form 10-KSB of TURBODYNE TECHNOLOGIES, INC. for the fiscal year ended December 31, 2004. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


/s/ Vasquex & Company LLP
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Los Angeles, California
July 6, 2006